UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 21, 2007 (May 15, 2007)
Grey Wolf, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or Other Jurisdiction of Incorporation)	1-8226 (Commission File Number)	74-2144774 (IRS Employer Identification No.)
10370 Richmond Ave., Suite 600
Houston, TX 77042
(Address of principal executive office and zip code)
(713) 435-6100
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
     At the Annual Meeting of Shareholders of Grey Wolf, Inc. (the “Company”) held on May 15, 2007, the shareholders approved an amendment, recommended by the Board of Directors, to the Company’s Articles of Incorporation increasing the Company’s authorized capital stock from 301,000,000 to 501,000,000 shares and to increase the number of authorized shares of common stock from 300,000,000 to 500,000,000 shares. The amendment received the affirmative “FOR” vote by the holders of at least eighty-eight percent (88%) of the outstanding common stock entitled to vote. The amendment became effective upon the filing with the Secretary of State of Texas of a Certificate of Amendment on May 18, 2007. The Amended and Restated Articles of Incorporation incorporating this amendment is filed hereto as Exhibit 3.1 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibit
     Exhibit 3.1      Amended and Restated Articles of Incorporation as amended as of May 18, 2007.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 21, 2007

GREY WOLF, INC.
/s/ David W. Wehlmann
David W. Wehlmann
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

Exhibit 3.1	Amended and Restated Articles of Incorporation as amended as of May 18, 2007.